SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2020

Alterola Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-156091	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

340 S Lemon Ave #4041, Walnut CA	91789
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 909-584-5853

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 13, 2020, we issued 2,200,000 and 300,000 shares of our common stock to Dr. Daniel Reshef and Mr. Craig Marshak, respectively, for their services on the Advisory Board.

On September 18, 2020, we issued 200,000,000 shares of our common stock to Amsterdam Café Holdings Ltd. at a per share price of $0.001 for total proceeds of $200,000.

The shares were issued pursuant to the exemption from registration found in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D, promulgated thereunder.

Section 8 – OTHER EVENTS

Item 8.01 Other Events.

The information included in Item 3.02 is incorporated by reference into this Item 8.01.

On September 13, 2020, we appointed Dr. Daniel Reshef and Mr. Craig Marshak to our Advisory Board

Dr. Daniel Reshef

Dr. Reshef is a board certified physician, an MPH & PhD in Epidemiology (from Johns Hopkins), with a clinical, academic career and over 20 years of experience in the pharmaceutical industry, in drug development, combining skills in clinical, safety and scientific medical background, large clinical trials and epidemiology methods.

Dr. Reshef brings extensive experience in the clinical, industry, and public health settings, technical skills, project management, leadership and proven achievements in numerous scientific projects.

Dr. Reshef is currently employed as Therapeutic Area Head with a leading top Pharmaceutical Company.

Craig Marshak

Mr. Marshak is a veteran 20 year investment banker, having graduated Duke University in 1981, then Harvard Law School in 1985. After joining Wertheim & Co. in the corporate finance department, he moved to London, England in 1993 to head up the Cross Border and International Finance efforts between Schroders Investment Bank and Wertheim. He later moved to both Robertson Stephens, and subsequently, Nomura Securities, where he ultimately headed a $300 million investment fund focusing on merchant banking and investments into technology related companies, with an emphasis on Israel Silicon Valley. While at Nomura, he provided funding for the first round venture capital funds of Israel Seed Partners which was headed by Jonathan Medved, and then Mr. Marshak subsequently provided the first round institutional funding for DealTime / Shopping.com. Shopping.com was later sold to EBAY for over $600 million. Mr. Marshak also advised 888 Holdings (then Random Logic) in its early years, prior to its London stock exchange debut. 888 Holdings presently trades at over a $1 billion market capitalization. Mr Marshak arranged the first instititutional round to Cyber Ark on a $ 25 mm pre money valuation which listed on NASDAQ and trades at a $4 billion valuation. Mr Marshak is also widely recognized as having backed the Greidinger family with a $75 mm first round investment into Cinema City which became the second largest global cinema chain called Cineworld now valued at over $4 billion on the London Stock Exchange having just acquired Regal Cinemas in the USA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterola Biotech, Inc.

/s/ Larson Elmore

Larson Elmore

Chief Executive Officer

Date: September 21, 2020

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